CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, of our report dated December 2, 2010, relating to the financial statements of RLJ Acquisition, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 3, 2010